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                                                                   EXHIBIT 12-33

                               DTE ENERGY COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                              (Millions, except for ratio)
                                                    2003       2002       2001       2000       1999
                                                   ======     ======     ======     ======     ======


EARNINGS:
  Pretax earnings                                  $  266     $  465     $  190     $  480     $  546
    Add:
      Loss from equity investee                        15         14         22         26         15
      Fixed charges                                   570        558        477        370        378
      Distributed income from equity investees         11         10          9          -          -
                                                   ------     ------     ------     ------     ------
NET EARNINGS                                          862      1,047        698        876        939
                                                   ------     ------     ------     ------     ------


FIXED CHARGES:
    Interest expense                                  546        554        469        336        344
    Interest factor of rents                           24          4          8         34         34
                                                   ------     ------     ------     ------     ------
        Total fixed charges                        $  570     $  558     $  477     $  370     $  378
                                                   ------     ------     ------     ------     ------

Ratio of earnings to fixed charges                   1.51       1.88       1.46       2.37       2.48
                                                   ======     ======     ======     ======     ======
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